EXHIBIT 99.1

        Electroglas Reports Sequential Increase in Revenue for
                      Second-Quarter Fiscal 2004

    SAN JOSE, Calif.--(BUSINESS WIRE)--July 22, 2004--Electroglas, Inc. (Nasdaq:EGLS), a leading supplier of wafer probing and test handling solutions for the semiconductor industry, today reported its operating results for the second fiscal quarter ended June 30, 2004.
    Revenue for the second quarter was $17.7 million, a 10% increase from $16.0 million reported for the first fiscal quarter of 2004, and a 72% increase from $10.3 million for the second fiscal quarter of 2003. Net loss on a GAAP (Generally Accepted Accounting Principles) basis was $3.5 million, or $0.16 per share, compared with a net loss of $2.5 million, or $0.12 per share, for the first quarter of 2004, and a net loss of $15.8 million, or $0.74 per share, for the second quarter of 2003. At June 30, 2004, the company had cash and short-term investments of $29.9 million, or approximately $1.40 per share.
    "During the quarter, Electroglas continued to benefit from sustained capital spending by customers. As a result, we saw a sequential increase in revenue for the fifth consecutive quarter and exceeded the top end of our revenue outlook for the quarter. In addition, we made good progress in product development for probers and in evaluations for our Sidewinder test handler. Good progress was also made in reducing our cash usage in the quarter," said Keith Barnes, Electroglas president and CEO.

    Third Fiscal Quarter 2004 Business Outlook

    Electroglas expects revenue for the third fiscal quarter of 2004 to increase sequentially. The company's current outlook targets revenue for the quarter in the range of $18 million to $19 million. Although this news release will be available on the company's website, the company disclaims any duty or intention to update these or any other forward-looking statements. Actual results may differ from the company's current business outlook as a result of factors described in the Safe Harbor Statement below.

    Investor Conference Call Details

    Electroglas' management plans to hold a teleconference on its second fiscal quarter results, along with its outlook for the third fiscal quarter of 2004, today beginning at 11:00 a.m. PT, 2:00 p.m. ET. Interested parties who wish to audit the teleconference may call
(719) 457-2727, access code 686875, and are asked to do so approximately 10 minutes before the teleconference is scheduled to begin. No reservations are required. The teleconference will be available via webcast from the company's website at www.electroglas.com. In addition, a telephonic replay will be available through July 29, 2004 at (719) 457-0820, access code 686875.

    About Electroglas

    Electroglas is a supplier of innovative probers, prober-based test handlers, test automation software and services that improve the overall effectiveness of semiconductor manufacturers' wafer and device testing processes by delivering faster answers to questions about device quality, manufacturing performance and corrective action needed. Headquartered in San Jose, California, the company has been a leading equipment supplier to the semiconductor industry for over four decades, and has an installed base of more than 15,000 systems worldwide. Electroglas' stock trades on the NASDAQ National Market under the symbol "EGLS." More information about the company and its products is available at www.electroglas.com.

    Safe Harbor Statement

    This news release contains forward-looking statements including statements relating to the current business condition in the semiconductor industry; Electroglas' business outlook and targeted third-quarter revenue range; the company's future performance and operational improvements; results of strategic initiatives; increase in gross margin and revenues; continuing positive trend in the semiconductor industry; increased demand for Electroglas products and Electroglas' ability to take advantage of this increased demand. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk of adverse changes in global and domestic economic conditions, a prolonged downturn in the semiconductor and electronics industries, a downturn or decrease in customer utilization rates, unforeseen technical difficulties related to the development and manufacture of Electroglas' products, and a failure of its new products to achieve broad market acceptance as a result of competing technologies. Electroglas assumes no obligation to update this information. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Electroglas' business in general, see the risk disclosures in Electroglas' SEC filings, including its most recent Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q filed from time to time with the SEC.

    - Financial Statements Attached -


                          ELECTROGLAS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per-share amounts)
                             (unaudited)

                                 Three months ended  Six months ended
                                      June 30,           June 30,
                                 ------------------ ------------------
                                    2004     2003     2004      2003
                                 -------- --------- -------- ---------
Net sales                        $17,722   $10,335  $33,770   $19,800
Cost of sales                     11,573    10,524   20,986    19,140
                                 -------- --------- -------- ---------
Gross profit                       6,149      (189)  12,784       660
Operating expenses:
  Engineering, research and
   development                     4,492     6,501    8,503    13,318
  Sales, general and
   administrative                  4,540     7,211    8,999    22,575
  Restructuring and impairment
   charges                             -     2,384        -     2,481
                                 -------- --------- -------- ---------
          Total operating
           expenses                9,032    16,096   17,502    38,374
                                 -------- --------- -------- ---------
Operating loss                    (2,883)  (16,285)  (4,718)  (37,714)
Interest income (expense), net      (555)     (404)  (1,063)   (1,809)
Other income (expense), net          (24)      202     (141)     (179)
                                 -------- --------- -------- ---------
Loss before income taxes          (3,462)  (16,487)  (5,922)  (39,702)
Provision (benefit) for income
 taxes                                27      (702)      71      (659)
                                 -------- --------- -------- ---------
Net loss                         $(3,489) $(15,785) $(5,993) $(39,043)
                                 ======== ========= ======== =========

Basic and diluted net loss per
 share                           $ (0.16) $  (0.74) $ (0.28) $  (1.83)
                                 ======== ========= ======== =========

Shares used in basic and diluted
 calculations                     21,496    21,315   21,481    21,297
                                 ======== ========= ======== =========

Certain prior period amounts have been reclassified to conform with the current period presentation.


    Reconciliation of GAAP to Non-GAAP Financial Measures Financial
Information

    In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Electroglas also discloses non-GAAP results of operations that exclude certain charges, or one-time gains or benefits. Electroglas reports non-GAAP results in order to better assess and reflect operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in Electroglas' business, and management uses non-GAAP measures to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP.
    The following is a reconciliation of Generally Accepted Accounting Principles (GAAP) Net Loss to non-GAAP Net Loss:

                                       -------------------------------
                                             Three months ended
                                       -------------------------------
                                        June 30,  March 31,   June 30,
                                          2004      2004        2003
                                       ---------  ---------  ---------
GAAP loss before income taxes          $ (3,462)  $ (2,362)  $(16,487)
Non-GAAP adjustments:
   Restructuring and impairment
    charges                                   -          -      2,384
   Inventory write-downs and
    provisions                                -          -        882
   Warranty charges                           -       (887)       789
                                       ---------  ---------  ---------
Non-GAAP loss before income taxes        (3,462)    (3,249)   (12,432)
Income tax provision (benefit)               27         45       (702)
                                       ---------  ---------  ---------
Non-GAAP net loss                      $ (3,489)  $ (3,294)  $(11,730)
                                       =========  =========  =========

Non-GAAP net loss per share            $  (0.16)  $  (0.15)  $  (0.55)
                                       =========  =========  =========

                                       --------------------
                                         Six months ended
                                       --------------------
                                        June 30,   June 30,
                                          2004       2003
                                       ---------  ---------
GAAP loss before income taxes          $ (5,922)  $(39,702)
Non-GAAP adjustments:
   Restructuring and impairment
    charges                                   -      2,481
    Inventory write-downs and
     provisions                               -        882
   Warranty charges                        (887)       789
                                       ---------  ---------
Non-GAAP loss before income taxes        (6,809)   (35,550)
Income tax provision (benefit)               71       (659)
                                       ---------  ---------
Non-GAAP net loss                      $ (6,880)  $(34,891)
                                       =========  =========

Non-GAAP net loss per share            $  (0.32)  $  (1.64)
                                       =========  =========

The following is a reconciliation of Generally Accepted Accounting Principles (GAAP) Gross Profit to non-GAAP Gross Profit:

                                       -------------------------------
                                              Three months ended
                                       -------------------------------
                                        June 30,  March 31,   June 30,
                                          2004       2004       2003
                                       ---------  ---------  ---------
GAAP gross profit (loss)               $  6,149   $  6,635   $   (189)
Non-GAAP adjustments:
    Inventory write-downs and
     provisions                               -          -        882
    Warranty charges                          -       (887)       789
                                       ---------  ---------  ---------
Non-GAAP gross profit                  $  6,149   $  5,748   $  1,482
                                       =========  =========  =========

Net sales                              $ 17,772   $ 16,048   $ 10,335
                                       =========  =========  =========
Non-GAAP gross profit %                      35%        36%        14%
                                       =========  =========  =========

                                       --------------------
                                         Six months ended
                                       --------------------
                                        June 30,   June 30,
                                          2004       2003
                                       ---------  ---------
GAAP gross profit (loss)               $ 12,784   $    660
Non-GAAP adjustments:
    Inventory write-downs and
     provisions                              -         882
    Warranty charges                       (887)       789
                                       ---------  ---------
Non-GAAP gross profit                  $ 11,897   $  2,331
                                       =========  =========

Net sales                              $ 33,770   $ 19,800
                                       =========  =========
Non-GAAP gross profit %                      35%        12%
                                       =========  =========


                          ELECTROGLAS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                             June 30,     December 31,
                                               2004           2003
                                           ------------   ------------
                                            (unaudited)        (1)
ASSETS
Current assets:
   Cash and short-term investments            $ 29,882       $ 31,882
   Accounts receivable, net                     13,468         12,029
   Inventories                                  17,407         14,383
   Prepaid expenses and other current
    assets                                       2,020          1,913
                                           ------------   ------------
         Total current assets                   62,777         60,207
Property, plant and equipment, net              39,348         41,395
Other assets                                     8,411          9,070
                                           ------------   ------------
         Total assets                         $110,536       $110,672
                                           ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                           $ 10,775       $  6,819
   Accrued liabilities                          11,363          9,942
                                           ------------   ------------
         Total current liabilities              22,138         16,761
Convertible subordinated notes                  33,872         33,630
Non-current liabilities                         10,009         10,016
Stockholders' equity                            44,517         50,265
                                           ------------   ------------
Total liabilities and stockholders' equity    $110,536       $110,672
                                           ============   ============

(1) The information in this column was derived from the Company's audited consolidated financial statements for the year ended December 31, 2003.


    CONTACT: Electroglas, Inc.
             Investor and Shareholder:
             Candi Lattyak, 408-528-3801 (Investor Relations) clattyak@electroglas.com
             Media and Industry Analyst:
             Cristie Lynch, 408-528-3167 (Marketing Communications
              Manager)
             clynch@electroglas.com